UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FORD MOTOR CREDIT COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	38-1612444
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One American Road, Dearborn, Michigan	48126
(Address or principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange
to Be So Registered	on Which Each Class Is to Be Registered
5.125% Notes due February 20, 2029	New York Stock Exchange
Under Ford Credit Euro Medium-Term Notes due Nine Months or More From the Date of Issue Program

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-253293

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the 5.125% Notes due February 20, 2029 issued by Ford Motor Credit Company LLC (the "Company") under its Euro Medium-Term Notes due Nine Months or More from Date of Issue Program (the "Notes"). The Notes are described in the Company's Prospectus Supplement dated February 26, 2021 to its Prospectus dated February 19, 2021, under the heading "Description of Notes", and in the Pricing Supplement No. 4 thereto dated November 20, 2023. The Prospectus Supplement and the related Prospectus were filed with the Securities and Exchange Commission (the "SEC") pursuant to the Company's Registration Statement No. 333-253293 by the Company pursuant to Rule 424(b)(2) on February 26, 2021 and February 19, 2021, respectively. Pricing Supplement No. 4 was filed with the SEC on November 20, 2023.

Item 2.	Exhibits

Designation	Description	Method of Filing
Exhibit 3-A	Certificate of Formation of Ford Motor Credit Company LLC.	Filed as Exhibit 99.3 to Ford Motor Credit Company LLC Current Report on Form 8-K dated May 1, 2007 and incorporated herein by reference. File No. 1-6368.
Exhibit 3-B	Limited Liability Company Agreement of Ford Motor Credit Company LLC dated as of April 30, 2007.	Filed as Exhibit 99.4 to Ford Motor Credit Company LLC Current Report on Form 8-K dated May 1, 2007 and incorporated herein by reference. File No. 1-6368
Exhibit 4-A	Indenture dated as of March 16, 2015 between Ford Motor Credit Company and The Bank of New York Mellon, as Trustee, relating to Debt Securities.	Filed as Exhibit 4-A to Ford Motor Credit Company Registration Statement No. 333-202789 and incorporated herein by reference.
Exhibit 4-A-1	Form of Note	Filed with this Form

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORD MOTOR CREDIT COMPANY LLC

By:	/s/ David J. Witten
Name: David J. Witten
Title: Assistant Secretary

Dated: November 28, 2023